As filed with the Securities and Exchange Commission on February 4, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MAZE THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	82-2635018
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

171 Oyster Point Blvd., Suite 300

South San Francisco, California 94080

(Address of Principal Executive Offices) (Zip Code)

2025 Equity Incentive Plan

2025 Employee Stock Purchase Plan

(Full Title of the Plans)

Jason Coloma, Ph.D.

Chief Executive Officer

Maze Therapeutics, Inc.

171 Oyster Point Blvd., Suite 300

South San Francisco, California 94080

(Name and Address of Agent for Service)

(650) 850-5070

(Telephone Number, including area code, of agent for service)

Please send copies of all communications to:

Amanda Rose, Esq. Chelsea Anderson, Esq. Fenwick & West LLP 555 California Street, 12th Floor San Francisco, California 94104 (415) 875-2300	Courtney Phillips General Counsel & Corporate Secretary Maze Therapeutics, Inc. 171 Oyster Point Blvd., Suite 300 South San Francisco, California 94080 (650) 850-5070

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Maze Therapeutics, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (a) 2,683,332 additional shares of the Registrant’s common stock available for issuance under the Registrant’s 2025 Equity Incentive Plan (the “2025 EIP”) pursuant to the provision of the 2025 EIP providing for an annual 5% automatic increase in the number of shares reserved for issuance under the 2025 EIP and (b) 536,666 additional shares of the Registrant’s common stock available for issuance under the Registrant’s 2025 Employee Stock Purchase Plan (the “2025 ESPP”) pursuant to the provision of the 2025 ESPP providing for an annual 1% automatic increase in the number of shares reserved for issuance under the 2025 ESPP.

In accordance with General Instruction E of Form S-8, and only with respect to the common stock issuable under the 2025 EIP and 2025 ESPP, this Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 filed with the Commission on January 31, 2025 (Registration No. 333-284652), to the extent not superseded hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on March 31, 2025, pursuant to Section 13(a) of the Exchange Act;

(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (a) above; and

(c)

the description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-42490) filed on January 27, 2025, under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission. Unless expressly incorporated into this Registration Statement, a report deemed to be furnished but not filed on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits.

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
4.1	Amended and Restated Certificate of Incorporation	10-K	001-42490	3.1	03/31/2025

4.2	Amended and Restated Bylaws	10-K	001-42490	3.2	03/31/2025

4.3	Form of Specimen Common Stock Certificate	S-1/A	333-284164	4.1	01/27/2025

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of Independent Registered Public Accounting Firm					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X

24.1	Power of Attorney (included on signature page to this Registration Statement)					X

99.1	2025 Equity Incentive Plan, and forms of award agreements	S-1/A	333-284164	10.4	01/27/2025

99.2	2025 Employee Stock Purchase Plan, and forms of award agreements	S-1/A	333-284164	10.5	01/27/2025

107.1	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in South San Francisco, California, on this 4th day of February, 2026.

MAZE THERAPEUTICS, INC.

By:

/s/ Jason Coloma, Ph.D.
Jason Coloma, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jason Coloma, Ph.D., Misbah Tahir and Courtney Phillips, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Jason Coloma, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	February 4, 2026
Jason Coloma, Ph.D.
/s/ Misbah Tahir	Chief Financial Officer (Principal Financial Officer)	February 4, 2026
Misbah Tahir

/s/ Amy Bachrodt	SVP, Finance	February 4, 2026
Amy Bachrodt	(Principal Accounting Officer)

/s/ Hervé Hoppenot	Chairman of the Board and Director	February 4, 2026
Hervé Hoppenot

/s/ Charles Homcy, M.D.	Director	February 4, 2026
Charles Homcy, M.D.

/s/ Nancy C. Andrews, M.D., Ph.D.	Director	February 4, 2026
Nancy C. Andrews, M.D., Ph.D.

/s/ Jonathan Lim, M.D.	Director	February 4, 2026
Jonathan Lim, M.D.

/s/ Richard Scheller, Ph.D.	Director	February 4, 2026
Richard Scheller, Ph.D.

/s/ Catherine Angell Sohn, Pharm. D.	Director	February 4, 2026
Catherine Angell Sohn, Pharm. D.

/s/ Daniel Spiegelman	Director	February 4, 2026
Daniel Spiegelman

/s/ Neil Exter	Director	February 4, 2026
Neil Exter